Exhibit 99.1

Contact: Dana Hambly, Vice President, Investor Relations
Phone: (615) 890-9100

NHI Announces Appointment of Lilly H. Donohue to the Board of Directors

MURFREESBORO, Tenn.-- (February 23, 2026) -- National Health Investors, Inc. (NYSE:NHI) announced today that Lilly H. Donohue has been appointed to the NHI Board of Directors effective February 17, 2026. Ms. Donohue’s appointment follows an extensive search performed by a third party executive and board recruitment firm.

Ms. Donohue is currently President and CEO of Everstory Partners (formerly StoneMor Inc.). Prior to joining Everstory Partners in November 2022, Ms. Donohue served as the CEO of Holiday Retirement, formerly the largest independent senior living owner and operator in the United States with over 300 communities in 46 states at such time. Prior to Holiday Retirement, Ms. Donohue was responsible for setting up Fortress Investment Group’s China investment office and was the President of Fortress Investment Group China. During her time in China, Ms. Donohue also built the leading senior living company and home care business (Starcastle (Xingbao) Senior Living) in Shanghai, China for Fortress Investment Group and was the CEO of Starcastle from its inception in 2013. Before moving to China in 2011, Ms. Donohue was a managing director and member of the management committee at Fortress Investment Group since its inception in May 1998. Prior to Fortress Investment Group, Ms. Donohue worked at BlackRock Financial Management Inc. from May 1992 to May 1997 where she was involved in all facets of raising capital, investing and managing BlackRock Asset Investors, a private equity fund. Ms. Donohue serves on the Board of Directors of Sonida Senor Living (SNDA) and serves on its audit committee. Ms. Donohue received a Bachelor of Science in Business Administration from Boston University Questrom School of Business.

Eric Mendelsohn, NHI President and CEO, commented, “We are very pleased to welcome Lilly to the NHI Board of Directors. Lilly brings a diverse set of skills to the Board, including an extensive background in senior housing operations as the former CEO of Holiday Retirement. We expect her contributions to be immediate and add significant value as the Company is well-positioned to generate strong organic and external growth over the long term.”

About National Health Investors, Inc.
National Health Investors, Inc. (NYSE:NHI), established in 1991, is a self-managed real estate investment trust specializing in sale-leaseback, joint venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical facility investments. NHI operates in two reportable segments: Real Estate Investments and Senior Housing Operating Portfolio ("SHOP"). NHI's portfolio consists of independent living facilities, assisted living and memory care communities, entrance-fee retirement communities, senior living campuses, skilled nursing facilities and specialty hospitals. For more information, visit www.nhireit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the completion and timing of the proposed offering of securities by the Company and the intended use of net proceeds of such offering, and similar statements, including, without limitation, those containing words such as

“may”, “will”, “should”, “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans”, “projects”, “target”, “likely” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, among other things: the operating success of our property managers, tenants and borrowers for collection of our lease and interest income; the risk that our property managers, tenants and borrowers may become subject to bankruptcy or insolvency proceedings; risks related to the concentration of a significant percentage of our portfolio to a small number of tenants; actual or perceived risks associated with pandemics, epidemics or outbreaks on our property managers’, tenants’ and borrowers’ businesses and results of operations; risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates would have on our tenants’ and borrowers’ business; the risk that the cash flows of our property managers, tenants and borrowers would be adversely affected by increased liability claims and liability insurance costs; the risk that we may not be fully indemnified by our property managers, lessees and borrowers against future litigation; the success of property development and construction activities, which may fail to achieve the operating results we expect; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; the concentration of our investments in healthcare properties; inflation and increased interest rates; adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults, or non-performance by financial institutions; adverse geopolitical developments; operational risks with respect to our senior housing operating portfolio structured communities; risks related to our ability to maintain the privacy and security of our information; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk of damage from catastrophic weather and other natural or man-made disasters and the physical effects of climate change; the success of our future acquisitions and investments; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; our ability to retain our management team and other personnel and attract suitable replacements should any such personnel leave; the risk that our assets may be subject to impairment charges; the potential need to incur more debt in the future, which may not be available on terms acceptable to us; our ability to meet covenants related to our indebtedness which impose certain operational limitations and a breach of those covenants could materially adversely affect our financial condition and results of operations; our dependence on revenues derived mainly from fixed rate investments in real estate assets, while a portion of our debt bears interest at variable rates; and our dependence on the ability to continue to qualify for taxation as a real estate investment trust and other risks which are described under the heading “Risk Factors” in Item 1A in our Form 10-K for the year ended December 31, 2024 and our Form 10-Q for the quarter ended September 30, 2025. Many of these factors are beyond the control of NHI and its management. NHI assumes no obligation to update any of the foregoing or any other forward looking statements, except as required by law, and these statements speak only as of the date on which they are made. Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information in the above referenced Form 10-K. Copies of each filing may be obtained from NHI or the SEC.